Exhibit 13.1
Sarbanes Oxley Act Section 906 Certification
Pursuant to § 906 of the Sarbanes-Oxley Act of 2002 (subsections (a) and (b) of section 1350, chapter 63 of title 18, United States Code), the undersigned officer of The Governor and Company of the Bank of Ireland, a chartered corporation incorporated under the laws of Ireland (“Bank of Ireland”), hereby certifies, to such officer’s knowledge, that Bank of Ireland’s Annual Report on Form 20-F for the year ended 31 March 2008 (the “Report”) fully complies with the requirements of § 13(a) or §15(d) of the Securities Exchange Act of 1934 and that the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of Bank of Ireland.

Date: July 8, 2008

/s/ Brian Goggin
Name:	Brian J. Goggin
Title:	Group Chief Executive
The foregoing certification is being furnished solely pursuant to § 906 of the Sarbanes-Oxley Act of 2002 (subsections (a) and (b) of section 1350, chapter 63 of title 18, United States Code) and is not being filed as part of the Report or as a separate disclosure document.